To the Shareholders and Trustees
of the Martin Currie Business Trust

In planning and performing our audit of the
 financial statements of MCBT Opportunistic EAFE Fund,
MCBT Global Emerging Markets Fund, MCBT Japan Mid Cap
Fund and MCBT Pan European Mid
Cap Fund comprising the Martin Currie Business Trust the Trust as of and for the year ended April
30, 2007, in accordance with the standards of the Public Company Accounting Oversight Board
United States, we considered the Trusts
 internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form NSAR, but not for the purpose of expressing an opinion on the effectiveness of the Trusts internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Trusts internal control over financial reporting.

The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
  A companys internal control
over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control over financial reporting includes
policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control
 over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of
compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of
 a control does not allow management or
employees, in the normal course of performing their assigned functions, to prevent or detect
misstatements on a timely basis.  A significant deficiency is a control deficiency, or combination of
control deficiencies, that adversely affects the companys ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the companys annual or
interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a control deficiency, or combination of control deficiencies, that results in more
than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Trusts internal control over
 financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board United States. However, we noted no deficiencies in the Trusts internal control over financial reporting and its operation, including
controls for safeguarding securities, that we consider to be material weaknesses as defined above as of April 30, 2007

This report is intended solely for the information and use of management and the Trustees of the Martin Currie Business Trust and the Securities and
 Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



PricewaterhouseCoopers LLP
June 21, 2007



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